                                                                     EXHIBIT 5.1

[Cooley Godward Logo]                      ATTORNEYS AT LAW              Broomfield, CO
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                                                                         650 843-5100

October 9, 2001                                                          Palo Alto, CA
                                                                         650 843-5000
                                                                         Reston, VA
                                           www.cooley.com                703 456-8000

                                                                         San Francisco, CA
ISIS PHARMACEUTICALS, INC.                                               415 693-2000
2292 Faraday Avenue
Carlsbad, CA 92008

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ISIS PHARMACEUTICALS, INC., a Delaware corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, covering an underwritten public offering of up to 5,750,000 shares of Common Stock (the "Shares"), including 750,000 shares subject to the Underwriters' over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: ____/s/ Julie M. Robinson____
        Julie M. Robinson